EXHIBIT 32.1

                Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the Form 10-QSB/A of Absolute Potential, Inc. (the "Company") for the period ended March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of their knowledge and belief, that:

          1) the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

          2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




                                            /s/  Thomas F. Duszynski
                                            -----------------------------------
                                                 Thomas F. Duszynski
                                                 Chief Executive Officer
                                                 Chief Financial Officer

                                            Date:    March 20, 2007

     This certification shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, or the Exchange Act, or otherwise subject to the liability of Section 18 of the Exchange Act. Such certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.